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                                                                    EXHIBIT (15)


                          ACCOUNTANTS' ACKNOWLEDGEMENT
                          ----------------------------


To the Shareholders and Board
of Directors of Pfizer Inc.:

            Re:      Registration Statement No.  [    ]

         With respect to the subject Registration Statement on Form S-3 of Pfizer Inc., we acknowledge our awareness of the use therein of our reports dated May 17, 2000 and August 15, 2000 relating to our reviews of interim financial information.

         Pursuant to Rule 436(c) under the Securities Act of 1933, such reports are not considered a part of a Registration Statement prepared or certified by an accountant or a report prepared or certified by an accountant within the meaning of Sections 7 and 11 of the Act.



                                                   /s/ KPMG LLP
                                                   -------------------
                                                   KPMG LLP

New York, NY
October 20, 2000